   As filed with the Securities and Exchange Commission on October 26, 2000

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  ___________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  ___________

                                 EQUIFAX INC.
              (Exact name of issuer as specified in its charter)

                 Georgia                                     58-0401110
      (State or other jurisdiction of                    (I.R.S. Employee
      incorporation or organization)                    Identification No.)

         1550 Peachtree Street, N.W.                           30309
           Atlanta, Georgia  30309                           (Zip Code)
       (Address of principal executive offices)

                                  ___________

                    EQUIFAX INC. 2000 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                                  ___________

                            Bruce S. Richards, Esq.
                          1550 Peachtree Street, N.W.
                            Atlanta, Georgia  30309
                    (Name and address of agent for service)

                                (404) 885-8000
         (Telephone number, including area code, of agent for service)

                                With a copy to:
                             Lisa A. Stater, Esq.
                          Jones, Day, Reavis & Pogue
                              3500 SunTrust Plaza
                          303 Peachtree Street, N.E.
                         Atlanta, Georgia  30308-3242

                                  ___________

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                       Proposed maximum     Proposed maximum
         Title of securities         Amount to be       Offering price          aggregate              Amount of
          to be registered            Registered          per share(1)       offering price(1)      registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $1.25 par value      1,500,000 shares (2)       $29.72           $44,580,000              $11,770
=======================================================================================================================

     (1) Estimated solely for the purpose of computing the registration fee. This amount was determined in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933, based on $29.72, the average of the high and low prices on the New York Stock Exchange on October 19, 2000.

     (2) In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon adjustment as provided in the Equifax Inc. 2000 Stock Incentive Plan.
================================================================================

                               EXPLANATORY NOTE

In accordance with the Note to Part I of Form S-8, the information specified in
Part I of Form S-8 has been omitted from this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by Equifax Inc. (the "Company") (File No. 1-
6605) with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

     (a) The Annual Report of the Company on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000;

     (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1999; and

     (c) The description of the common stock in the Company's registration statements on Form 10, dated December 31, 1964, and on Form 8-A, filed on November 2, 1995.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be made a part hereof from the respective dates of filing such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus or the registration statement.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Georgia Business Corporation Code permits, and the Company's bylaws require, the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act of 1933), whether civil, criminal, administrative, or investigative (other than an action brought by or on behalf of the Company) by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With regard to actions or suits by or in the right of the Company, indemnification is limited to reasonable expenses incurred in connection with the proceeding and generally is not available in connection with such a proceeding in which such person was adjudged liable to the Company.

     In addition, the Company carries insurance on behalf of directors and officers that may cover liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

       Exhibit
       Number       Description
       ------       -----------

        4.1 Equifax Inc. 2000 Stock Incentive Plan (incorporated by reference to Appendix A to the registrant's definitive proxy statement filed on March 24, 2000)

        *5          Opinion of Jones, Day, Reavis & Pogue

        23.1        Consent of Jones, Day, Reavis & Pogue (included in Exhibit
                    5)

        *23.2       Consent of Arthur Andersen LLP

        24 Power of Attorney (included in the signature page of this registration statement)

*filed herewith

Item 9.  Undertakings.
         ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act or 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 26th day of October, 2000.

                                 EQUIFAX INC.


                                 By:  /s/ Marietta Edmunds Zakas
                                     ---------------------------------------
                                      Marietta Edmunds Zakas
                                      Corporate Vice President, Corporate
                                      Secretary and Director of Investor
                                      Relations

     Each person whose signature appears below hereby constitutes and appoints Thomas F. Chapman and Philip J. Mazilli, and either of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                        Title                                                       Date
             ---------                        ----                                                        ----

                                     Chairman of the Board, Chief Executive
     /s/ Thomas F. Chapman           Officer and Director (Principal Executive Officer)        October 9, 2000
------------------------------
Thomas F. Chapman


                                     President, Chief Operating Officer and
     /s/ Lee A. Kennedy              Director (Principal Executive Officer)                    October 9, 2000
------------------------------
Lee A. Kennedy


                                     Executive Vice President and Chief
     /s/ Philip J. Mazzilli          Financial Officer (Principal Financial Officer)           October 9, 2000
------------------------------
Philip J. Mazzilli


                                     Corporate Vice President and
     /s/ Michael T. Vollkommer       Controller (Principal Accounting Officer)                 October 9, 2000
------------------------------
Michael T. Vollkommer


     /s/ Lee A. Ault, III                           Director                                   October 9, 2000
------------------------------
Lee A. Ault, III

             Signature                        Title                     Date
             ---------                        ----                      ----


    /s/ John L. Clendenin            Director               October 10, 2000
------------------------------
John L. Clendenin


    /s/ A. W. Dahlberg               Director               October 11, 2000
------------------------------
A. W. Dahlberg


    /s/ Robert P. Forrestal          Director               October 17, 2000
------------------------------
Robert P. Forrestal


    /s/ L. Phillip Humann            Director               October 12, 2000
------------------------------
L. Phillip Humann


    /s/ Larry L. Prince              Director               October 10, 2000
------------------------------
Larry L. Prince


    /s/ D. Raymond Riddle            Director               October 11, 2000
------------------------------
D. Raymond Riddle


    /s/ Dr. Betty L. Siegel          Director               October 10, 2000
------------------------------
Dr. Betty L. Siegel


    /s/ Dr. Louis W. Sullivan        Director               October 12, 2000
------------------------------
Dr. Louis W. Sullivan


    /s/ Jacquelyn M. Ward            Director               October 12, 2000
------------------------------
Jacquelyn M. Ward

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                       Description
------                       -----------

  4.1 Equifax Inc. 2000 Stock Incentive Plan (incorporated by reference to Appendix A to the registrant's definitive proxy statement filed on March 24, 2000)

 *5            Opinion of Jones, Day, Reavis & Pogue

  23.1         Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

 *23.2         Consent of Arthur Andersen LLP

  24 Power of Attorney (included in the signature page of this registration statement)

 * filed herewith